Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NISSAN AUTO RECEIVABLES CORPORATION II
(Pursuant to Section 245 of the General Corporation Laws of Delaware)

Katsumi Ishii and Susan M. Derian certify that:

1.           They are the President and Secretary, respectively, of Nissan Auto Receivables Corporation II, a Delaware corporation (the “Corporation”), incorporated on November 9, 2000.

2.           The Certificate of Incorporation, as amended by the Corporation, is amended and restated to read in full as set forth in Exhibit A to this certificate.

3.           The Amended and Restated Certificate of Incorporation attached as Exhibit A has been duly approved by the Board of Directors of the Corporation.

4.           The Amended and Restated Certificate of Incorporation attached as Exhibit A has been duly approved by the required vote of shareholders in accordance with Section 242 of the General Corporation Laws of Delaware.  The total number of outstanding shares of the Corporation at the time of such approval was 1,000 shares of Common Stock.  The number of shares of Common Stock voting in favor of the Amended and Restated Certificate of Incorporation equaled or exceeded the vote required.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

Dated:           January 10, 2001

                        /s/ Katsumi Ishii
                       Katsumi Ishii, President

                        /s/ Susan M. Derian
                       Susan M. Derian, Secretary

EXHIBIT A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NISSAN AUTO RECEIVABLES CORPORATION II

ARTICLE ONE

NAME; REGISTERED AGENT; INCORPORATOR

Section 1.01.                      The name of the corporation (the “Corporation”) is Nissan Auto Receivables Corporation II.

Section 1.02.                      The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware  19808.  The name of its registered agent at such address is Corporation Service Company in the county of New Castle.

Section 1.03.                      The incorporator of the Corporation is Ann M. Nishimura, whose mailing address is 990 West 190th Street, Torrance, California  90502.

ARTICLE TWO

PURPOSE OF CORPORATION

Section 2.01.                      The nature of the business or purposes to be conducted or promoted by the Corporation consist solely of the following activities:

(i)           acquire from time to time all right, title and interest in and to (or beneficial interests in and to) receivables or leases arising out of or relating to the sale or lease of new or used motor vehicles, including automobiles and light and heavy duty trucks, monies due thereunder, security interests in the motor vehicles financed thereby, proceeds from claims on insurance policies related thereto, and related rights (collectively, “Receivables”);

(ii)           acquire, own, hold, service, sell, assign, pledge and otherwise deal with the Receivables, collateral securing the Receivables, related insurance policies, agreements with motor vehicle dealers or lessors or other originators or servicers of Receivables or other similar or related assets and any proceeds or further rights associated with any of the foregoing;

(iii)           transfer Receivables to trusts or other entities (the “Trusts”) pursuant to one or more pooling and servicing agreements, sale and servicing agreements or other agreements (the “Agreements”) to be entered into by and among, among others, the corporation, the trustee or other representative named therein (the “Trustee”) and any entity acting as servicer of the Receivables;

(iv)           authorize, sell and deliver any class of certificates or other securities (collectively, the “Certificates”) issued by the Trusts under the related Agreements;

(v)           acquire from Nissan Motor Acceptance Corporation, a California corporation (“NMAC”), certificates issued by one or more trusts or other entities to which NMAC or one of its subsidiaries transferred Receivables;

(vi)           issue, sell, authorize and deliver one or more series and classes of bonds, notes or other evidences of indebtedness secured or collateralized by one or more pools of Receivables or by certificates of any class issued by one or more Trusts or by certificates of any class issued by a trust or other entity established by NMAC (collectively, the “Notes”);

(vii)           hold and enjoy all of the rights and privileges of any Certificates issued by the Trusts to the corporation under the related Agreements and to hold and enjoy all of the rights and privileges of any class of any series of Notes, including any class of Notes or certificates which may be subordinate to any other class of Notes or certificates, respectively;

(viii)           to loan to affiliates or others or otherwise invest or apply funds received as a result of the Corporation’s interest in any Trusts or Certificates and any other income, as determined by the Board of Directors from time to time;

(ix)           perform its obligations under the Agreements and any indenture or other agreement (each, an “Indenture”) pursuant to which any Certificates or Notes are issued; and

(x)           engage in any activity and to exercise any powers permitted to corporations under the laws of the State of Delaware that are related or incidental to the foregoing and necessary, convenient or advisable to accomplish the foregoing.

ARTICLE THREE

CAPITAL STOCK

Section 3.01.                      The Corporation shall have one class of stock designated as Common Stock, and the total number of shares of stock of that class that the Corporation shall have authority to issue is 1,000 shares, with a par value of $1.00 per share.  No stockholder shall have any preemptive right to acquire additional shares of the Corporation.

ARTICLE FOUR

INDEPENDENT DIRECTORS

Section 4.01.                      The Corporation shall at all times, except as noted hereafter, have at least one director (an “Independent Director”) who was not, at the time of such appointment or at any other time in the preceding five years (i) a director, officer or employee of any affiliate of the Corporation (other than any limited purpose or special purpose corporation or limited liability company similar to the Corporation); (ii) a person related to any officer or director of any affiliate of the Corporation (other than any limited purpose or special purpose corporation or limited liability company similar to the Corporation); (iii) a direct or indirect holder of more than 10% of any voting securities of any affiliate of the Corporation; (iv) a person related to a direct or indirect holder of more than 10% of any voting securities of any affiliate of the Corporation; (v) a material creditor, material supplier, employee, officer, director, family member, manager, or contractor of the Corporation or its affiliates; or (vi) a person who controls (whether directly, indirectly, or otherwise) the Corporation or its affiliates or any material creditor, material supplier, employee, officer, director, manager or material contractor of the Corporation or its affiliates.  The requisite number of Independent Directors shall increase and decrease proportionally depending on the total authorized number of directors, such that, if the authorized number of directors is set at three or four directors, there shall be one Independent Director and if the authorized number of directors is set at five directors, there shall be two Independent Directors.  In the event of the death, incapacity, resignation or removal of one or more Independent Directors, such that the number of Independent Directors is reduced below the then required number of Independent Directors, the board of directors of the Corporation (the “Board of Directors”) shall promptly appoint one or more new Independent Directors such that the Corporation has the requisite number of Independent Directors.  The Board of Directors shall not vote on any matter unless and until at least one Independent Director has been duly appointed to serve on the Board of Directors.

Section 4.02.                      In voting on bankruptcy matters, an independent director must take into account the interests of the holders of rated securities.  When making decisions, an independent director must also consider the interests of the Corporation’s creditors.

ARTICLE FIVE

LIMITATIONS ON ACTIONS BY THE CORPORATION

Section 5.01.                      Notwithstanding any other provision of this certificate of incorporation (this “Certificate”) or any provision of law, the Corporation shall not do any of the following;

(a)           without the unanimous affirmative vote of the entire Board of Directors (without any vacancies or unfilled newly created directorships and including the independent director(s)), engage in any business or activity other than as set forth in Article Two;

(b)           without the unanimous affirmative vote of the entire Board of Directors (without any vacancies or unfilled newly created directorships and including the independent director(s)), (i) dissolve or liquidate, in whole or in part, or institute proceedings to be adjudicated bankrupt or insolvent; (ii) file, consent to the filing of or join in the filing of, a bankruptcy or insolvency petition or otherwise institute bankruptcy or insolvency proceedings; (iii) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy; (iv) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official as to the Corporation or a substantial part of its property; (v) make any assignment for the benefit of creditors; (vi) admit in writing its inability to pay its debts generally as they become due; (vii) institute, or join in the institution of, any bankruptcy, insolvency, liquidation, reorganization or arrangement proceedings or other proceedings under any federal or state bankruptcy or similar law, against any entity in which the Corporation holds an ownership interest; or (viii) take any corporate action in furtherance of the actions set forth in clauses (i) through (vii) of this paragraph; provided, however, that no director may be required by any stockholder of the Corporation to consent to the institution of bankruptcy or insolvency proceedings against the Corporation so long as it is solvent;

(c)           without the unanimous affirmative vote of the entire Board of Directors (without any vacancies or unfilled newly created directorships and including the independent director(s)), merge or consolidate with any other corporation, company or entity, sell all or substantially all of its assets or acquire all or substantially all of the assets, capital stock or other ownership interest of any other corporation, company or entity, except for the acquisition of (i) Receivables from NMAC or any of its subsidiaries or (ii) trust interests or securities or other assets from NMAC or an affiliate thereof;

(d)           without the unanimous affirmative vote of the entire Board of Directors (without any vacancies or unfilled newly created directorships and including the independent director(s)), amend the Certificate of the Corporation;

(e)           if the Corporation has outstanding any securities rated by a nationally recognized statistical rating organization (an “NRSRO”), without prior written notice to such NRSRO, engage in any dissolution, liquidation, consolidation, merger or asset sale, out of the ordinary course of business; or

(f)           if the Corporation has outstanding any securities rated by an NRSRO, incur any debt (other than indebtedness that secures securities rated by an NRSRO) unless (i) the Additional Debt is rated by the NRSRO the same as the issue credit rating requested for the rated securities in a given transaction (at the time of issuance and at all times thereafter) or (ii) the Additional Debt is fully subordinated to the rated securities and, in either case, (x) is nonrecourse to the Corporation or any of its assets other than cash flow in excess of amounts necessary to pay the holders of the rated securities, and (y) does not constitute a claim against the Corporation to the extent that funds are insufficient to pay such Additional Debt.  “Additional Debt” includes any monetary obligation or other obligation which may involve the payment of money.

ARTICLE SIX

INTERNAL AFFAIRS
    Section 6.01.                      The Corporation shall insure at all times that (i) it maintains separate corporate records and books of account from those of NMAC; (ii) none of the Corporation’s assets will be commingled with those of NMAC or any of its affiliates; (iii) it conducts its own business in its own name; (iv) it maintains separate financial statements; (v) it pays its own liabilities out of its own funds; (vi) it observes all corporate and other formalities required by the charter documents; (vii) it maintains an arm’s-length relationship with its affiliates; (viii) it pays the salaries of its own employees and maintains a sufficient number of employees in light of its contemplated business operations; (ix) it does not guarantee or become obligated for the debts of any other entity or hold out its credit as being available to satisfy the obligations of others; (x) it does not acquire obligations or securities of its shareholders; (xi) it allocates fairly and reasonably any overhead for shared office space; (xii) it uses separate stationery, invoices and checks; (xiii) it does not pledge its assets for the benefit of any other entity or make any loans or advances to any entity; (xiv) it holds itself out as a separate entity; (xv) it corrects any known misunderstanding regarding its separate identity; and (xvi) it maintains adequate capital in light of its contemplated business operations.

ARTICLE SEVEN

AMENDMENTS

Section 7.01.                      The Corporation reserves the right at any time, and from time to time, to amend or repeal any provision contained in this Certificate of Incorporation.  Additional provisions authorized by the laws of the State of Delaware may be added in the manner now or hereafter prescribed by law.  All rights, preferences and privileges of whatsoever nature conferred on any person by this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article.  The Corporation shall not amend or repeal (i) Article Two or Articles Four through Seven (the “Restricted Articles”), or (ii) any other Article so as to be inconsistent with the Restricted Articles, except in each case by unanimous vote of the Board of Directors (before receipt of payment for stock) or the stockholders (subsequent to receipt of payment for stock).

Section 7.02.                      The stockholders entitled to vote shall have the power to adopt new bylaws or amend or repeal existing bylaws.  The Board of Directors shall also have the power to adopt new bylaws, or amend or repeal existing bylaws, but such power shall not divest or otherwise limit the power of the stockholders entitled to vote to adopt, amend or repeal bylaws.

ARTICLE EIGHT

LIABILITY OF DIRECTORS FOR MONETARY DAMAGES

Section 8.01.                      (a) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

(i)           for any breach of the director’s duty of loyalty to the Corporation or its stockholders;

(ii)           for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(iii)           under Section 174 of the Delaware General Corporation Law; or

(iv)           for any transaction from which the director derived an improper personal benefit.

(b)           If the Delaware General Corporation Law is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

(c)           Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the Corporation with respect to any act or omission occurring prior to such repeal or modification.

(d)           If the Corporation has outstanding any securities rated by any NRSRO, the Corporation’s obligation to pay any amount as indemnification or as an advancement of expenses (other than amounts received from insurance policies) shall be fully subordinated to payment of amounts then due on the rated securities and, in any case, (x) nonrecourse to any of the Corporation’s assets pledged to secure the rated securities, and (y) shall not constitute a claim against the Corporation to the extent funds are insufficient to pay such amounts.

ARTICLE NINE

Section 9.01.                      The Corporation elects not to be governed by Section 203 of the Delaware General Corporation Law.

ARTICLE TEN

MISCELLANEOUS

Section 10.01                                 Unless and except to the extent otherwise provided in the bylaws of the Corporation, the election of directors of the Corporation need not be by written ballot.